Exhibit 99.5

ROLLOVER AND SUPPORT AGREEMENT

This ROLLOVER AND SUPPORT AGREEMENT (this “Agreement”) is entered into as of March 12, 2021 by and among Taiying Group Ltd., a business company with limited liability incorporated under the laws of the British Virgin Islands (“Parent”) and certain holders of shares of China Customer Relations Centers, Inc., a business company with limited liability incorporated under the laws of the British Virgin Islands (the “Company”) as listed on Schedule A attached hereto (each, a “Rollover Securityholder” and collectively, the “Rollover Securityholders”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, Parent, Taiying International Inc., a business company with limited liability incorporated under the laws of the British Virgin Islands and a wholly-owned subsidiary of Parent (“Merger Sub”) and the Company have, concurrently with the execution of this Agreement, entered into an Agreement and Plan of Merger, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”), which provides, among other things, for the merger of Merger Sub with and into the Company, with the Company continuing as the surviving company and a wholly-owned subsidiary of Parent (the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, as of the date hereof, each Rollover Securityholder is the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of such Company Shares as set forth opposite such Rollover Securityholder’s name under the column “Securities Owned” on Schedule A attached hereto (with respect to each Rollover Securityholder, the “Owned Securities”) (the Owned Securities, together with any other Company Shares and/or Equity Interests of the Company acquired (whether beneficially or of record) by such Rollover Securityholder after the date hereof and prior to the earlier of the Effective Time and the termination of all such Rollover Securityholder’s obligations under this Agreement, including any Company Shares and/or Equity Interests acquired by means of purchase, as a result of stock dividend or distribution, stock split, recapitalization, combination or reclassification or the conversion/exchange of any convertible/exchangeable securities or otherwise, being collectively referred to herein as the “Securities”);

WHEREAS, in connection with the consummation of the Merger, each Rollover Securityholder agrees to (a) the cancellation of such Company Shares as set forth opposite such Rollover Securityholder’s name under the column “Rollover Securities” on Schedule A attached hereto (with respect to each Rollover Securityholder, the “Rollover Securities”) for no consideration in connection with the Merger, (b) subscribe for newly issued ordinary shares of Parent (the “Parent Shares”) in consideration of the cancellation of the Rollover Securities held by each Rollover Securityholder immediately prior to or simultaneously with the Closing in accordance with and subject to the terms and conditions of this Agreement and (c) vote the Securities at the Company Shareholders Meeting in favor of the Merger, in each case, upon the terms and conditions set forth herein;

WHEREAS, in order to induce Parent and Merger Sub to enter into the Merger Agreement and consummate the transactions contemplated thereby, including the Merger, the Rollover Securityholders are entering into this Agreement;

WHEREAS, the Rollover Securityholders acknowledge that Parent and Merger Sub are entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of the Rollover Securityholders set forth in this Agreement; and

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
VOTING; GRANT AND APPOINTMENT OF PROXY

Section 1.1 Voting. From and after the date hereof until the earlier of (A) the Closing, and (B) the termination of the Merger Agreement pursuant to and in compliance with the terms therein (such earlier time, the “Expiration Time”), each Rollover Securityholder irrevocably and unconditionally hereby agrees that (i) at the Company Shareholders Meeting or any other meeting (whether annual or extraordinary) of the shareholders of the Company in connection with the Merger Agreement and/or any transaction contemplated thereby (including the Merger), however called (and any adjournment or postponement thereof), at which any of the matters described in paragraphs (a) – (f) hereof is to be considered, or (ii) in connection with any written resolution of the Company’s shareholders in connection with the Merger Agreement and/or any transaction contemplated thereby (including the Merger), such Rollover Securityholder shall (x) in case of a meeting, appear or cause its/his Representative(s) to appear at such meeting or otherwise cause its/his Securities to be counted as present thereat for purposes of determining whether a quorum is present and (y) vote or cause to be voted (including by proxy or written resolution, if applicable) all of such Rollover Securityholder’s Securities,

(a) for authorization and approval of the Merger Agreement, the Merger and all other transactions contemplated by the Merger Agreement and any action required in furtherance thereof,

(b) against any Acquisition Proposal or any other transaction, proposal, agreement or action made in opposition to authorization and approval of the Merger Agreement or in competition or inconsistent with the Merger and the other transactions contemplated by the Merger Agreement,

(c) against any other action, agreement or transaction that is intended, that could reasonably be expected, or the effect of which could reasonably be expected, to materially impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or this Agreement or the performance by such Rollover Securityholder of its/his obligations under this Agreement, including, without limitation: (i) any extraordinary corporate transaction, such as a scheme of arrangement, merger, consolidation or other business combination involving the Company or any Company Subsidiary (other than the Merger); (ii) a sale, lease or transfer of a material amount of assets of the Company or any Company Subsidiary or a reorganization, recapitalization or liquidation of the Company or any Company Subsidiary; (iii) an election of new members to the board of directors of the Company, other than nominees to the board of directors of the Company who are serving as directors of the Company on the date of this Agreement or as otherwise provided in the Merger Agreement; (iv) any material change in the present capitalization or dividend policy of the Company or any amendment or other change to the Company’s memorandum or articles of association, except if approved in writing by Parent; or (v) any other action that would require the consent of Parent pursuant to the Merger Agreement, except if approved in writing by Parent,

(d) against any action, proposal, transaction or agreement that would reasonably be expected to result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of such Rollover Securityholder contained in this Agreement,

(e) in favor of any adjournment or postponement of the Company Shareholders Meeting as may be reasonably requested by Parent, and

(f) in favor of any other matter necessary to effect the transactions contemplated by the Merger Agreement.

Section 1.2 Grant of Irrevocable Proxy; Appointment of Proxy.

(a) Effective immediately upon the execution of the Merger Agreement and until the Expiration Time, without any further action by any Person, and only in the event and to the extent that such Rollover Securityholder fails to perform his or its obligations under Section 1.1, each Rollover Securityholder hereby irrevocably appoints Parent and any designee thereof as its/his proxy and attorney-in-fact (with full power of substitution), to vote or cause to be voted (including by proxy or written resolution, if applicable) such Rollover Securityholder’s Securities in accordance with Section 1.1 above at the Company Shareholders Meeting or other annual or extraordinary meeting of the shareholders of the Company, however called, including any adjournment or postponement thereof, at which any of the matters described in Section 1.1 above is to be considered. Each Rollover Securityholder represents that all proxies, powers of attorney, instructions or other requests given by such Rollover Securityholder prior to the execution of this Agreement in respect of the voting of such Rollover Securityholder’s Securities, if any, are not irrevocable and each Rollover Securityholder hereby revokes (or causes to be revoked) any and all previous proxies, powers of attorney, instructions or other requests with respect to such Rollover Securityholder’s Securities. Each Rollover Securityholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy.

(b) Each Rollover Securityholder affirms that the irrevocable proxy set forth in this Section 1.2 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Rollover Securityholder under this Agreement. Each Rollover Securityholder further affirms that the irrevocable proxy is coupled with an interest and, except as set forth in this Section 1.2, is intended to be irrevocable prior to the Expiration Time. If for any reason the proxy granted herein is not irrevocable, then each Rollover Securityholder agrees to vote such Rollover Securityholder’s Securities in accordance with Section 1.1 above prior to the Expiration Time. The parties agree that the foregoing is a voting agreement.

Section 1.3 Restrictions on Transfers. Except as provided for in Article III below, pursuant to the Merger Agreement, each Rollover Securityholder hereby agrees that, from the date hereof until the Expiration Time, without the prior approval of all other Rollover Securityholders and Parent, such Rollover Securityholder shall not, directly or indirectly, (a) sell (constructively or otherwise), transfer, assign, tender in any tender or exchange offer, pledge, grant, encumber, hypothecate or similarly dispose of (by merger, testamentary disposition, operation of law or otherwise) (collectively, “Transfer”), either voluntarily or involuntarily, or enter into any Contract, option or other arrangement or understanding with respect to the Transfer of any Securities, including, without limitation, any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction, collar transaction or any other similar transaction (including any option with respect to any such transaction) or combination of any such transactions, in each case involving any Securities and (i) has, or would reasonably be expected to have, the effect of reducing or limiting such Rollover Securityholder’s economic interest in such Securities and/or (ii) grants a third party the right to vote or direct the voting of such Securities (any such transaction, a “Derivative Transaction”), (b) deposit any Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (c) convert or exchange, or take any action which would result in the conversion or exchange, of any Securities, (d) knowingly take any action that would make any representation or warranty of such Rollover Securityholder set forth in this Agreement untrue or incorrect or have the effect of preventing, disabling, or delaying such Rollover Securityholder from performing any of its/his obligations under this Agreement or that is intended, or would reasonably be expected, to impede, frustrate, interfere with, delay, postpone, adversely affect or prevent the consummation of the Merger or the other transactions contemplated by the Merger Agreement or this Agreement or the performance by the Company of its obligations under the Merger Agreement or by any Rollover Securityholder from performing any of his or its/his obligations under this Agreement, or (e) agree (whether or not in writing) to take any of the actions referred to in the foregoing clauses (a), (b), (c) or (d); provided that the foregoing shall not prevent the conversion of the Securities into the right to receive any merger consideration in accordance with the terms of the Merger Agreement. Subject to the Laws of the British Virgin Islands, any purported Transfer in violation of this Section 1.3 shall be null and void.

ARTICLE II
ROLLOVER SECURITIES

Section 2.1 Cancellation of Rollover Securities. Subject to the terms and conditions set forth herein, (a) each Rollover Securityholder agrees that its/his Rollover Securities shall be cancelled at the Effective Time for no consideration, and (b) other than its/his Rollover Securities, all Equity Interests of the Company held by such Rollover Securityholder, if any, shall be treated as set forth in the Merger Agreement and not be affected by the provisions of this Agreement.

Section 2.2 Issuance of Parent Shares. Immediately prior to or simultaneously with the Closing, in consideration of the cancellation of the Rollover Securities held by each Rollover Securityholder in accordance with Section 2.1, Parent shall issue to each Rollover Securityholder (or, a party designated by such Rollover Securityholder in writing) a certain number of Parent Shares so that upon the issuance of such Parent Shares each Rollover Securityholder’s or its/his designee’s ownership percentage in Parent shall be based on its/his Rollover Securities. Each Rollover Securityholder hereby acknowledges and agrees that (i) delivery of such Parent Shares shall constitute complete satisfaction of all obligations towards or sums due to such Rollover Securityholder by Parent and Merger Sub in respect of the Rollover Securities that are Company Shares held by such Rollover Securityholder and cancelled pursuant to Section 2.1 above, and (ii) such Rollover Securityholder shall have no right to any merger consideration in respect of the foregoing Rollover Securities held by such Rollover Securityholder.

Section 2.3 Rollover Closing. Subject to the satisfaction in full (or waiver, if permissible) of all of the conditions set forth in Sections 7.1, 7.2 and 7.3 of the Merger Agreement (other than conditions that by their nature are to be satisfied or waived, as applicable, at the Closing), the closing of the subscription and issuance of Parent Shares contemplated hereby (the “Rollover Closing”) shall take place immediately prior to or simultaneously with the Closing or at such other time as the Parent and the Rollover Securityholders may mutually agree upon.

Section 2.4 Deposit of Rollover Securities. No later than five (5) Business Days prior to the Closing, each Rollover Securityholder and any agent of such Rollover Securityholder holding certificates evidencing any of the Rollover Securities shall deliver or cause to be delivered to Parent all certificates representing such Rollover Securities in such Person’s possession, for disposition in accordance with the terms of this Agreement; such certificates and documents shall be held by Parent or any agent authorized by Parent until the Closing.

ARTICLE III
REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE ROLLOVER SECURITYHOLDERS

Section 3.1 Representations and Warranties. Each Rollover Securityholder, severally and not jointly, represents and warrants to Parent as of the date hereof and as of the Closing:

a)	such Rollover Securityholder has full legal right, power, capacity and authority to execute and deliver this Agreement, to perform such Rollover Securityholder’s obligations hereunder and to consummate the transactions contemplated hereby;

b)	this Agreement has been duly executed and delivered by such Rollover Securityholder and, in case the Rollover Securityholder is an entity, the execution, delivery and performance of this Agreement by such Rollover Securityholder and the consummation by such Rollover Securityholder of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Rollover Securityholder and no other actions or proceedings on the part of such Rollover Securityholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby by such Rollover Securityholder;

c)	assuming due authorization, execution and delivery by Parent and the other Rollover Securityholders, this Agreement constitutes a legal, valid and binding agreement of such Rollover Securityholder, enforceable against such Rollover Securityholder in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law);

d)	(i) such Rollover Securityholder (A) is and/or, immediately prior to the Closing, will be the beneficial owner of, and has and will have good and valid title to, its/his Securities, free and clear of Liens other than as created by this Agreement or disclosed under the Merger Agreement, and (B) has and/or will have sole or shared (together with Affiliates controlled by such Rollover Securityholder) voting power, power of disposition, and power to demand dissenter’s rights, in each case with respect to all of its/his Securities, with no limitations, qualifications, or restrictions on such rights, subject to applicable United States federal securities Laws, Laws of the British Virgin Islands, Laws of the People’s Republic of China and the terms of this Agreement; (ii) its/his Securities are not subject to any voting trust agreement or other Contract to which such Rollover Securityholder is a party restricting or otherwise relating to the voting or Transfer of the Securities other than this Agreement; (iii) except for any transaction disclosed in the Company SEC Filings or other forms, reports or other documents filed with SEC by such Rollover Securityholder on or prior to the date hereof or under the Merger Agreement, such Rollover Securityholder has not Transferred any interest in any of its/his Securities pursuant to any Derivative Transaction; (iv) as of the date hereof, other than its/his Owned Securities, such Rollover Securityholder does not own, beneficially or of record, any Company Shares, other securities of the Company, or any direct or indirect interest in any such securities (including by way of derivative securities); and (v) such Rollover Securityholder has not appointed or granted any proxy or power of attorney that is still in effect with respect to any of its/his Securities, except as contemplated by this Agreement;

e)	except for the applicable requirements of the Exchange Act, the Securities Act, any other U.S. federal or state securities Laws, the rules and regulations of NASDAQ and Laws of the British Virgin Islands, (i) no filing with, and no permit, authorization, consent or approval of any Governmental Authority is necessary on the part of such Rollover Securityholder for the execution, delivery and performance of this Agreement by such Rollover Securityholder or the consummation by such Rollover Securityholder of the transactions contemplated hereby, and (ii) neither the execution, delivery or performance of this Agreement by such Rollover Securityholder nor the consummation by such Rollover Securityholder of the transactions contemplated hereby, nor compliance by such Rollover Securityholder with any of the provisions hereof shall (A) conflict with or violate any provision of the organizational documents of any such Rollover Securityholder which is an entity, (B) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on property or assets of such Rollover Securityholder pursuant to any Contract to which such Rollover Securityholder is a party or by which such Rollover Securityholder or any property or asset of such Rollover Securityholder is bound or affected, or (C) violate any Order or Law applicable to such Rollover Securityholder or any of such Rollover Securityholder’s properties or assets;

f)	there is no Action pending against any such Rollover Securityholder or, to the knowledge of such Rollover Securityholder, threatened against any such Rollover Securityholder or any other Person that restricts or prohibits (or, if successful, would restrict or prohibit) the performance by such Rollover Securityholder of its/his obligations under this Agreement;

g)	such Rollover Securityholder has been afforded the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of Parent concerning the terms and conditions of the transactions contemplated hereby and the merits and risks of owning the Parent Shares and such Rollover Securityholder acknowledges that it/he has been advised to discuss with its/his own counsel the meaning and legal consequences of such Rollover Securityholder’s representations and warranties in this Agreement and the transactions contemplated hereby; and

h)	each Rollover Securityholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Rollover Securityholder’s execution, delivery and performance of this Agreement.

Section 3.2 Covenants. Each Rollover Securityholder hereby:

(a) agrees, prior to the Expiration Time, not to knowingly take any action that would make any representation or warranty of such Rollover Securityholder contained herein untrue or incorrect or have or could have the effect of preventing, impeding or interfering with or adversely affecting the performance by such Rollover Securityholder of its/his obligations under this Agreement;

(b) irrevocably waives, and agrees not to exercise, any rights of appraisal or rights of dissent from the Merger that such Rollover Securityholder may have with respect to such Rollover Securityholder’s Securities (including without limitation any rights under Section 179 of the BVI Companies Act) prior to the Expiration Time;

(c) agrees to permit the Company and Parent to publish and disclose in any press release, the Proxy Statement, the Schedule 13E-3 (including all documents filed with the SEC in accordance therewith) and any other disclosure documents in connection with the Merger Agreement and any filings with or notices to any Governmental Entity in connection with the Merger Agreement (or the transaction contemplated thereby), such Rollover Securityholder’s identity and beneficial ownership of Securities and the nature of such Rollover Securityholder’s commitments, arrangements and understandings under this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement) and any other information, in each case, that the Company or Parent reasonably determines in its good faith judgement is required to be disclosed by Law;

(d) agrees and covenants, severally and not jointly, that such Rollover Securityholder shall promptly (and in any event within twenty-four (24) hours) notify Parent and the Company of any new Company Shares and/or other Equity Interests of the Company with respect to which beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) is acquired by such Rollover Securityholder, including, without limitation, by means of purchase, as a result of stock dividend or distribution, stock split, recapitalization, combination or reclassification, or issued or received upon the vesting or exercise of any Company Share Awards or warrants or the conversion/exchange of any convertible/exchangeable securities of the Company or otherwise, after the date hereof. Any such Company Shares and/or other Equity Interest of the Company shall automatically become subject to the terms of this Agreement (other than Article II (Rollover Securities) unless each of the Rollover Securityholders agrees that any or all of such new Company Shares and/or other Equity Interests of the Company shall be designated as the Rollover Securities), and Schedule A attached hereto shall be deemed amended accordingly; and

(e) agrees further that, upon request of Parent, such Rollover Securityholder shall execute and deliver any additional documents, consents or instruments and take such further actions as may reasonably be deemed by Parent to be necessary or desirable to carry out the provisions of this Agreement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT

Parent represents and warrants to each Rollover Securityholder that as of the date hereof and as of the Closing:

(a) Parent is duly incorporated, validly existing and in good standing under the laws of the British Virgin Islands. Parent has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by Parent and the execution, delivery and performance of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Parent and no other actions or proceedings on the part of Parent are necessary to authorize this Agreement, or to consummate the transactions contemplated hereby. Assuming due authorization, execution and delivery by the Rollover Securityholders, this Agreement constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law);

(b) (i) except for the applicable requirements of the Exchange Act, Laws of the British Virgin Islands and applicable Laws of the People’s Republic of China, no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary on the part of Parent for the execution, delivery and performance of this Agreement by Parent or the consummation by Parent of the transactions contemplated hereby, and (ii) neither the execution, delivery or performance of this Agreement by Parent, nor the consummation by Parent of the transactions contemplated hereby, nor compliance by Parent with any of the provisions hereof shall (A) conflict with or violate any provision of the organizational documents of Parent, (B) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on such property or asset of Parent pursuant to, any Contract to which Parent is a party or by which Parent, or any of its property or asset is bound or affected, or (C) violate any Order or Law applicable to Parent or any of its properties or assets;

(c) at the Rollover Closing, the Parent Shares to be issued under this Agreement shall have been duly and validly authorized and when issued and delivered in accordance with the terms hereof, will be validly issued, fully paid and nonassessable, free and clear of all claims and Liens, preemptive rights, rights of first refusal, subscription and similar rights, other than restrictions arising under applicable securities Laws and agreements entered into by the shareholders of Parent at or around the Rollover Closing; and

(d) Except as contemplated by the Merger Agreement or any other agreement entered into between relevant parties on or prior to the date hereof, or as disclosed in the Company SEC Filings or other forms, reports or other documents filed with SEC by any Rollover Securityholder on or prior to the date hereof, or otherwise agreed to in writing by the parties hereto, at and immediately after the Rollover Closing, there shall be (i) no options, warrants, or other rights to acquire Parent Shares, (ii) no outstanding securities exchangeable for or convertible into Parent Shares, and (iii) no outstanding rights to acquire or obligations to issue any such options, warrants, rights or securities.

ARTICLE V
TERMINATION

This Agreement, and the obligations of the Rollover Securityholders hereunder (including, without limitation, Section 1.2 hereof), shall terminate and be of no further force or effect immediately upon the earlier to occur of (a) the Effective Time, and (b) the date of termination of the Merger Agreement in accordance with its terms. Notwithstanding the preceding sentence, this Article V and Article VI shall survive any termination of this Agreement. Nothing in this Article V shall relieve or otherwise limit any party’s liability for any breach of this Agreement prior to the termination of this Agreement. If for any reason the Merger fails to occur but the Rollover Closing or deposit of the Rollover Shares contemplated by Article II has already taken place, then Parent shall promptly take all such actions as are necessary to restore each such Rollover Securityholder to the position it was in with respect to ownership of the Rollover Securities prior to the Rollover Closing or such deposit.

ARTICLE VI
MISCELLANEOUS

Section 6.1 Notices. All notices and other communications hereunder shall be in writing in the English language and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or e-mail, upon written confirmation of receipt by facsimile or e-mail, or (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier. All notices hereunder shall be delivered to the addresses set forth below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6.1):

(i) If to a Rollover Securityholder, to the address set forth opposite to such Rollover Securityholder’s name on Schedule A attached hereto.

(ii) If to Parent:

Attention:	Debao Wang
Address:	c/o 1366 Zhongtianmen Dajie
Xinghuo Science and Technology Park, High-tech Zone
Taian City, Shandong Province, 271000
People’s Republic of China
Email:	wangdebao@ccrc.com

Section 6.2 Capacity. None of the Rollover Securityholders executing this Agreement who is or becomes during the term hereof a director or officer of the Company shall be deemed to make any agreement or understanding in this Agreement in such Person’s capacity as a director or officer. Notwithstanding anything to the contrary in this Agreement, (i) each Rollover Securityholder is entering into this Agreement, and agreeing to become bound hereby, solely in its/his capacity as a beneficial owner of, or as a trust whose beneficiaries are the beneficial owners of, the Securities owned by it and not in any other capacity (including without limitation any capacity as a director or officer of the Company) and (ii) nothing in this Agreement shall obligate such Rollover Securityholder or its/his Representatives to take, or forbear from taking, as a director or officer of the Company, any action which is inconsistent with its/his or his fiduciary duties under the applicable Laws.

Section 6.3 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only as broad as is enforceable.

Section 6.4 Entire Agreement. This Agreement and the Merger Agreement embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

Section 6.5 Specific Performance. Each Rollover Securityholder acknowledges and agrees that monetary damages would not be an adequate remedy in the event that any covenant or agreement of such Rollover Securityholder in this Agreement is not performed in accordance with its terms, and therefore agrees that, in addition to and without limiting any other remedy or right available to Parent, Parent will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof. Each Rollover Securityholder agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy. All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by Parent shall not preclude the simultaneous or later exercise of any other such right, power or remedy by Parent.

Section 6.6 Amendments; Waivers. At any time prior to the Expiration Time, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each Rollover Securityholder and Parent, or in the case of a waiver, by the party against whom the waiver is to be effective. Notwithstanding the foregoing, no failure or delay by a party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

Section 6.7 Governing Law; Dispute Resolution; Jurisdiction. This Agreement shall be interpreted, construed, performed and enforced in accordance with the Laws of the State of New York without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the Laws of another jurisdiction. In the event any dispute arises among the parties hereto out of or in relation to this Agreement, including any dispute regarding its breach, termination or validity, the parties shall attempt in the first instance to resolve such dispute through friendly consultations. If any dispute has not been resolved by friendly consultations within thirty (30) days after any party has served written notice on the other parties requesting the commencement of such consultations, then any party may demand that the dispute be finally settled by arbitration in accordance with the following provisions of this Section 6.7. The arbitration shall be conducted by the Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules in force when a notice of arbitration is submitted. The seat and venue of the arbitration shall be Hong Kong and the language of the arbitration shall be English. There shall be three arbitrators. One arbitrator shall be nominated by the claimant(s) and one arbitrator shall be nominated by the respondent(s). If either the claimant(s) or respondent(s) shall abstain from nominating their arbitrator, the HKIAC shall appoint such arbitrator. The two arbitrators so chosen shall select a third arbitrator; provided that if such two arbitrators shall fail to choose a third arbitrator within thirty (30) days after such two arbitrators have been selected, the HKIAC, upon the request of any party, shall appoint a third arbitrator. The third arbitrator shall be the presiding arbitrator. The parties agree that the arbitration shall be kept confidential and that the existence of the proceeding and any element of it shall not be disclosed beyond the tribunal, the parties, their legal and professional advisers, and any Person necessary for the conduct of the arbitration, unless otherwise required by Law or the parties hereto otherwise agree in writing. The parties agree that all documents and evidence submitted in the arbitration (including without limitation any statements of case and any interim or final award, as well as the fact that an arbitral award has been made) shall remain confidential both during and after any final award that is rendered unless otherwise required by Law or the parties hereto otherwise agree in writing. Upon and after the submission of any dispute to arbitration, the parties shall continue to exercise their remaining respective rights, and fulfill their remaining respective obligations under this Agreement, except insofar as the same may relate directly to the matters in dispute. The parties hereby agree that any arbitration award rendered in accordance with the provisions of this Section 6.7 shall be final and binding upon them, and the parties further agree that such award may be enforced by any court having jurisdiction over the party against which the award has been rendered or the assets of such party wherever the same may be located. In any arbitration proceeding, any legal proceeding to enforce any arbitration award and in any other legal proceeding among the parties pursuant to or relating to this Agreement, each party expressly waives the defense of sovereign immunity and any other defense based on the fact or allegation that it is an agency or instrumentality of a sovereign state or is otherwise entitled to immunity.

Section 6.8 Waiver of Jury Trial. Each party hereto hereby irrevocably and unconditionally waives to the fullest extent permitted by applicable Laws any right it may have to trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement.

Section 6.9 No Third Party Beneficiaries. The provisions of this Agreement are intended to be for the benefit of, and shall be enforceable by, the Company. Other than the Company, there are no third party beneficiaries of this Agreement and nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto (and their respective successors, heirs and permitted assigns) and the Company, any rights, remedies, obligations or liabilities, except as specifically set forth in this Agreement.

Section 6.10 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Parent may assign this Agreement (in whole but not in part) in connection with a permitted assignment of the Merger Agreement by Parent, as applicable. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns and, in the case of any applicable Rollover Securityholder, his, her or its estate, heirs, beneficiaries, personal representatives and executors.

Section 6.11 No Presumption Against Drafting Party. Each of the parties to this Agreement acknowledges that it has been represented by independent counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

Section 6.12 Counterparts. This Agreement may be executed in two or more consecutive counterparts (including by facsimile or email pdf format), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy, email pdf format or otherwise) to the other parties; provided, however, that if any of the Rollover Securityholders fails for any reason to execute, or perform their obligations under, this Agreement, this Agreement shall remain effective as to all parties executing this Agreement.

[Signature Pages to follow]

IN WITNESS WHEREOF, the undersigned have caused this Rollover and Support Agreement to be executed and delivered as of the date first written above.

PARENT

Taiying Group Ltd.

By:	/s/ Zhili Wang
Name:	Zhili Wang
Title:	Director

[Signature Page to Rollover and Support Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Rollover and Support Agreement to be executed and delivered as of the date first written above.

ROLLOVER SECURITYHOLDER

Zhili Wang

By:	/s/ ZHILI WANG

[Signature Page to Rollover and Support Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Rollover and Support Agreement to be executed and delivered as of the date first written above.

ROLLOVER SECURITYHOLDER

Debao Wang

By:	/s/ DEBAO WANG

[Signature Page to Rollover and Support Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Rollover and Support Agreement to be executed and delivered as of the date first written above.

ROLLOVER SECURITYHOLDER

Guoan Xu

By:	/s/ GUOAN XU

[Signature Page to Rollover and Support Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Rollover and Support Agreement to be executed and delivered as of the date first written above.

ROLLOVER SECURITYHOLDER

Qingmao Zhang

By:	/s/ QINGMAO ZHANG

[Signature Page to Rollover and Support Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Rollover and Support Agreement to be executed and delivered as of the date first written above.

ROLLOVER SECURITYHOLDERS

Long Lin

By:	/s/ LONG LIN

Wilstein LIMITED

By:	/s/ LONG LIN
Name:	Long Lin
Title:	Director

[Signature Page to Rollover and Support Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Rollover and Support Agreement to be executed and delivered as of the date first written above.

ROLLOVER SECURITYHOLDERS

Jishan Sun

By:	/s/ JISHAN SUN

Telecare Global Services Limited

By:	/s/ JISHAN SUN
Name:	Jishan Sun
Title:	Director

[Signature Page to Rollover and Support Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Rollover and Support Agreement to be executed and delivered as of the date first written above.

ROLLOVER SECURITYHOLDERS

YIPENG WANG

By:	/s/ YIPENG WANG

HARFORD EQUITY LIMITED

By:	/s/ YIPENG WANG
Name:	Yipeng Wang
Title:	Director

[Signature Page to Rollover and Support Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Rollover and Support Agreement to be executed and delivered as of the date first written above.

ROLLOVER SECURITYHOLDERS

Ruixiu Wang

By:	/s/ RUIXIU WANG

SAINSBERRY LIMited

By:	/s/ RUIXIU WANG
Name:	Ruixiu Wang
Title:	Director

[Signature Page to Rollover and Support Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Rollover and Support Agreement to be executed and delivered as of the date first written above.

ROLLOVER SECURITYHOLDER

QIAOLIN Wang

By:	/s/ QIAOLIN WANG

[Signature Page to Rollover and Support Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Rollover and Support Agreement to be executed and delivered as of the date first written above.

ROLLOVER SECURITYHOLDER

Yan LYU

By:	/s/ YAN LYU

[Signature Page to Rollover and Support Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Rollover and Support Agreement to be executed and delivered as of the date first written above.

ROLLOVER SECURITYHOLDER

XiANGHUI LI

By:	/s/ XIANGHUI LI

[Signature Page to Rollover and Support Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Rollover and Support Agreement to be executed and delivered as of the date first written above.

ROLLOVER SECURITYHOLDERS

NING Zou

By:	/s/ NING ZOU

SINGETON MANAGEMENT LIMITED

By:	/s/ NING ZOU
Name:	Ning Zou
Title:	Director

[Signature Page to Rollover and Support Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Rollover and Support Agreement to be executed and delivered as of the date first written above.

ROLLOVER SECURITYHOLDER

yanli xu

By:	/s/ YANLI XU

[Signature Page to Rollover and Support Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Rollover and Support Agreement to be executed and delivered as of the date first written above.

ROLLOVER SECURITYHOLDER

YUxiang qi

By:	/s/ YUXIANG QI

[Signature Page to Rollover and Support Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Rollover and Support Agreement to be executed and delivered as of the date first written above.

ROLLOVER SECURITYHOLDER

Liping gao

By:	/s/ LIPING GAO

[Signature Page to Rollover and Support Agreement]

SCHEDULE A

Rollover Securityholders

Rollover Securityholder	Securities Owned	Rollover Securities	Address
Zhili Wang	3,958,763	3,958,763	1366 Zhongtianmen Dajie, Xinghuo Science and Technology Park, High-tech Zone, Taian City, Shandong Province, 271000 People’s Republic of China
Debao Wang	1,069,936	1,069,936	1366 Zhongtianmen Dajie, Xinghuo Science and Technology Park, High-tech Zone, Taian City, Shandong Province, 271000 People’s Republic of China
Guoan Xu	122,400	122,400	1366 Zhongtianmen Dajie, Xinghuo Science and Technology Park, High-tech Zone, Taian City, Shandong Province, 271000 People’s Republic of China
Qingmao Zhang	1,174,000	1,174,000	No. 502, Unit 2, Building 3, Zhonglian, Section 2, East Area of Huanshan Community, Lixia District, Jinan City, Shandong Province, 250000 People’s Republic of China
Long Lin(i)	755,157	755,157	No. 503, Unit 3, Building 8, Youdian Xincun, Shizhong District, Jinan City, Shandong Province, 250000 People’s Republic of China
Wilstein Limited(i)
Jishan Sun(ii)	125,000	125,000	Room 201, Unit 1, Building A11, No. 1373, Aolan Road, Jimo City, Shandong Province, 266200 People’s Republic of China
Telecare Global Services Limited (ii)	764,240	764,240
Yipeng Wang (iii)	764,240	764,240	No.1 Row 15, Nanmei Village, Meicun Town, Fangzi District, Weifang City, Shandong Province, 261000 People’s Republic of China
Harford Equity Limited (iii)
Ruixiu Wang (iv)	764,240	764,240	No.3 Row 15, Nanmei Village, Meicun Town, Fangzi District, Weifang City, Shandong Province, 261000 People’s Republic of China
Sainsberry Limited (iv)
Qiaolin Wang	684,200	684,200	No. 301, Unit 2, Building 2, Zhonglian, Section 2, East Area of Huanshan Community, Lixia District, Jinan City, Shandong Province, 250000 People’s Republic of China

[Schedule A to Rollover and Support Agreement]

Rollover Securityholder	Securities Owned	Rollover Securities	Address
Yan Lyu	444,229	444,229	6-3-102 Yinchen Community, Feiyue Dadao, Lichen District, Jinan City, Shandong Province, 250100 People’s Republic of China
Xianghui Li	366,835	366,835	No.344 Xiangzhaozhuang Town, Xiajin County, Dezhou City, Shandong Province, 253200 People’s Republic of China
Ning Zou (v)	253,110	253,110	D-910, Wego Plaza, Weihai City, Shandong Province, 264200 People’s Republic of China
Singeton Management Limited (v)
Liping Gao	495,934	495,934	Gate 1 No.242 Diyingzi Tun, Xingshugang Village, Hong Guang District, Daqing City, Heilongjiang Province, 163000 People’s Republic of China
Yuxiang Qi	701,468	701,468	Room 2702, Building 3, Huamao Center, No. 89 Jianguo Road, Chaoyang District Beijing 100025 People’s Republic of China
Yanli Xu	581,604	581,604	Room 2606, Building 7, Huamao Center, No. 89 Jianguo Road, Chaoyang District Beijing 100025 People’s Republic of China

Notes:

(i)	Mr. Long Lin beneficially owns 755,157 Company Shares through Wilstein Limited, an international business company incorporated in the Republic of Seychelles beneficially owned by Mr. Long Lin.

(ii)	Mr. Jishan Shun collectively beneficially owns 889,240 Company Shares, representing 125,000 Company Shares directly held by Mr. Jishan Sun and 764,240 Company Shares held by Telecare Global Services Limited, a British Virgin Islands business company beneficially owned by Mr. Jishan Sun.

(iii)	Mr. Yipeng Wang beneficially owns 764,240 Company Shares through Harford Equity Limited, an international business company incorporated in the Republic of Seychelles beneficially owned by Mr. Yipeng Wang.

(iv)	Mr. Ruixiu Wang beneficially owns 764,240 Company Shares through Sainsberry Limited, an international business company incorporated in the Republic of Seychelles beneficially owned by Mr. Ruixiu Wang.

(v)	Ms. Ning Zou beneficially owns 253,110 Company Shares through Singeton Management Limited, a limited company incorporated in Hong Kong beneficially owned by Ms. Ning Zou.

[Schedule A to Rollover and Support Agreement]